Exhibit 99.1

RISK FACTORS

Risks Related to the COVID-19 Pandemic

We expect the COVID-19 pandemic to continue to affect our financial performance, and such pandemic could have material adverse effects on our results of operations, financial condition, and/or our cash flows if it causes public health and/or economic conditions in the United States to deteriorate.

As a provider of healthcare services, we have been and continue to be significantly affected by the public health and economic effects of the COVID-19 pandemic, which the Secretary of the U.S. Department of Health and Human Services, or HHS, first declared a public health emergency in January 2020. Although vaccines and booster shots for the COVID-19 virus have become widely available in the United States, COVID-19 has continued to result in a significant number of hospitalizations, and the future course of the pandemic remains uncertain.

We have been working with federal, state and local health authorities to respond to COVID-19 cases in the communities we serve, and our hospitals, medical clinics, medical personnel, and employees have been actively caring for COVID-19 patients. Although we have implemented considerable safety measures, treatment of COVID-19 has associated risks, which may include the manner in which patients, physicians, nurses and other medical personnel perceive and respond to such risks. These risks may include reduced operating capacity, impaired employee morale, labor unrest and/or other workforce disruptions. Moreover, during the pandemic, we believe that some individuals have elected to postpone medical care for an undetermined period of time in a manner that has adversely impacted our patient volumes in comparison to pre-pandemic levels.

Although our hospitals have not generally experienced major capacity constraints to date arising from the treatment of COVID-19 patients, there are hospitals in the United States that have been overwhelmed in caring for COVID-19 patients, which has prevented such hospitals from treating all patients who seek care. Moreover, in certain locations, government authorities and healthcare providers have re-imposed or may seek to re-impose restrictions on elective medical procedures, have activated or may consider activating crisis standards of care, and have deployed or may seek to deploy military medical personnel, which could affect one or more of our hospitals or outpatient or other facilities. Moreover, due to the concentration of our hospitals in certain states, we are particularly sensitive to the increase in COVID-19 cases in those states, where the pandemic could have a disproportionate effect on our business.

We have incurred, and may continue to incur, certain increased expenses arising from the COVID-19 pandemic, including additional labor, supply chain, capital and other expenditures. Moreover, in recent months, the U.S. economy has experienced general inflationary pressures and significant disruptions to global supply networks. In this regard, we have experienced disruptions in connection with the provision of equipment, pharmaceuticals and medical supplies, including protective personal equipment, to us, as well as inflationary pressures in connection with labor, supply chain, capital and other expenditures. While we have implemented cost containment and other measure to try to counteract these developments, we may be unable to fully offset these increases in our costs and otherwise effectively respond to supply disruptions. To the extent we continue to experience increased expenses and supply chain disruptions, our operations may be adversely impacted.

The Occupational Safety and Health Administration (“OSHA”) published an emergency temporary standard as an interim final regulation in November 2021 which would require all employers with 100 or more employees (including the Company) to require their workforce to be fully vaccinated or, alternatively, to provide a negative COVID-19 test result on a weekly basis. Additionally, the Centers for Medicare & Medicaid Services, or CMS, issued an interim final rule in November 2021 that will require COVID-19 vaccinations for workers in most Medicare- and Medicaid-certified providers and suppliers, including our hospitals. The rule applies to all staff, including clinical staff, individuals providing services under arrangements, volunteers, and staff who are not involved in direct patient care, subject to approved religious and medical exemptions. On January 13, 2022, the U.S. Supreme Court stayed the OSHA standard pending disposition of the petitions for review in the U.S. Court of Appeals for the Sixth Circuit after holding that it was likely that the challenge that OSHA lacked the authority to adopt this standard would succeed on the merits, and granted the U.S. government’s request for a stay of lower court injunctions of the CMS regulation, finding that the CMS rule fell within the authority granted to the HHS Secretary by Congress with respect to imposing conditions on the receipt of Medicaid and Medicare funds. It remains possible that the OSHA rule could be upheld by the U.S. Court of Appeals for the Sixth Circuit, that OSHA will issue a narrower emergency temporary standard which would be approved by the Supreme Court, and/or that Congress will pass legislation with respect to a “vaccine or test” program. Additionally, some states have implemented, or may implement in the future, vaccine mandates with respect to healthcare personnel. It is currently not possible to predict the impact that these vaccine mandates may have on us. However, these vaccine mandates could result in employee attrition and the loss of personnel who are unvaccinated, which could adversely affect our business and results of operations.

Economic conditions and other factors resulting from the COVID-19 pandemic have affected, and may continue to affect, our service mix, revenue mix, payor mix and/or patient volumes, as well as our ability to collect outstanding receivables. These factors may continue to adversely affect demand for our services, as well as the ability of patients and other payors to pay for services rendered. We have observed deterioration in the collectability of patient accounts receivable from uninsured patients compared to pre-pandemic levels which, if sustained, may adversely affect our financial results and require an increased level of working capital. In addition, our financial performance may continue to be affected by federal or state laws, regulations, orders, or other governmental or regulatory actions addressing the current COVID-19 pandemic or otherwise affecting the U.S. healthcare system in connection with the pandemic. We may also be subject to lawsuits from patients, employees and others exposed to COVID-19 at our facilities. Such actions may involve large demands, as well as substantial defense costs. Our professional and general liability insurance may not cover all claims against us.

While we are not able to fully quantify the impact that the COVID-19 pandemic will have on our future financial results, we expect developments related to COVID-19 to continue to affect our financial performance. Moreover, the COVID-19 pandemic may have material adverse effects on our results of operations, financial position, and/or our cash flows if economic and/or public health conditions in the United States deteriorate as a result of the pandemic. The ongoing impact of the pandemic on our financial results will depend on, among other factors, the duration and severity of the pandemic, the impact of the pandemic on economic conditions, the volume of canceled or rescheduled procedures at our facilities, the volume of COVID-19 patients cared for across our health systems, the timing, availability, and acceptance of effective medical treatments, the availability, acceptance of and need for vaccines (including additional dosages of vaccines), the spread of potentially more contagious and/or virulent forms of the virus, including any variants of the virus for which currently available vaccines, treatments, and tests may not be effective or authorized, the availability of and processing times for tests, and the impact of government actions on the hospital industry and broader economy, including through existing and any future stimulus efforts as well as vaccine and testing requirements. COVID-19 developments continue to evolve quickly, and additional developments may occur which we are unable to predict. Furthermore, the COVID-19 pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, which could reduce our ability to access capital and negatively affect our liquidity in the future.

We are unable to predict the ultimate impact of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) and other stimulus legislation, or the effect that such legislation and other governmental responses intended to assist providers in responding to COVID-19, may have on our business.

In response to the COVID-19 pandemic, federal and state governments have passed legislation, promulgated regulations and taken other administrative actions intended to assist healthcare providers in providing care to COVID-19 and other patients during the public health emergency and to provide financial relief. Together, the CARES Act, the Paycheck Protection Program and Health Care Enhancement Act (the “PPPHCE Act”), the Consolidated Appropriations Act, 2021 (the “CAA”), and the American Rescue Plan Act of 2021 (the “ARPA”) authorize over $186 billion in funding to be distributed to eligible healthcare providers. These funds are intended to reimburse eligible providers, including public entities and Medicare- and/or Medicaid-enrolled providers and suppliers, for lost revenues and health care related expenses attributable to COVID-19. Recipients are not required to repay these funds, provided that they attest to and comply with certain terms and conditions, including limitations on balance billing, not using funds received from the PHSSEF to reimburse expenses or losses that other sources are obligated to reimburse and audit and reporting requirements.

The CARES Act also makes other forms of financial assistance available to healthcare providers, including through Medicare and Medicaid payments adjustments, including a 20% add-on payment for hospital inpatient care provided to patients with COVID-19 and delays of Medicaid disproportionate share hospital reductions. It also expanded the Medicare Accelerated and Advance Payment Program, which makes available accelerated payments of Medicare funds in order to increase cash flow to providers. CMS is no longer accepting applications from hospitals and other Medicare Part A providers for accelerated payments, and it has suspended the advance payment program for physicians and other Medicare Part B health care providers. Providers are required to repay accelerated payments beginning one year after the payment was issued. After such one-year period, Medicare payments owed to providers will be recouped according to the repayment terms. We received accelerated payments under this program in April 2020, and by the end of 2021 all payments received by us had been recouped or repaid to CMS or assumed by buyers in connection with hospitals we have divested.

The CARES Act and related legislation suspended the Medicare sequestration payment adjustment from May 1, 2020 through March 31, 2022, which would have otherwise reduced payments to Medicare providers by 2% as required by the Budget Control Act of 2011, but extended sequestration through 2030. Congress reduced the sequestration adjustment to 1% from April 1 through June 30, 2022, and the adjustment will return to 2% on July 1, 2022. For the first six months of fiscal year 2030, the adjustment will increase to 2.25%, and for the last six months of fiscal year 2030, the adjustment will increase to 3%. The ARPA, in addition to providing funding for healthcare providers, increases the federal budget deficit in a manner that triggers an additional statutorily mandated sequestration under the Pay-As-You-Go Act of 2010 (the “PAYGO Act”). As a result, an additional payment reduction of up to 4% was required to take effect in January 2022. However, Congress has delayed implementation of this payment reduction until 2023.

Beyond financial assistance, federal and state governments have enacted legislation and established regulations intended to increase access to medical supplies and equipment and ease legal and regulatory burdens on healthcare providers. These efforts have included, for example, expanding access to and payment for telehealth services and prioritizing review of drug applications to help with shortages of emergency drugs.

There is still a high degree of uncertainty surrounding the implementation of the CARES Act and subsequent legislation passed in response to the COVID-19 pandemic. For example, PHSSEF payments to us are recognized as a reduction to operating costs and expenses only to the extent that we are reasonably assured that the underlying terms and conditions of such payments are met. HHS’ interpretation of such underlying terms and conditions, including auditing and reporting requirements, continues to evolve. In June 2021, HHS issued guidance that set forth deadlines for using and reporting on the use of PHSSEF funds, depending on the dates on which the funds were received. Additional guidance or new or amended interpretations of existing guidance on such underlying terms and conditions may result in our inability to recognize additional PHSSEF payments or may result in the derecognition of amounts previously recognized, which (in any such case) may be material. To the extent that any unrecognized PHSSEF payments that have been or may be received by us do not qualify for reimbursement based on our future operations, we may be required to return such unrecognized payments to HHS following the end of the COVID-19 pandemic or other future time as may be determined by HHS guidance. Further, we may be subject to or incur costs from related government actions including payment recoupment, audits and inquiries by governmental authorities, and criminal, civil or administrative penalties.

Some of the federal and state legislative and regulatory measures allowing for flexibility in delivery of care and various financial supports for health care providers are available only for the duration of the COVID-19 public health emergency. Many states have ended their declared states of emergency, and it is unclear whether or for how long the HHS declaration will be extended. The current HHS declaration expires April 16, 2022. The HHS Secretary may choose to renew the declaration for successive 90-day periods for as long as the emergency continues to exist and may terminate the declaration whenever the Secretary determines that the public health emergency no longer exists. Additionally, the federal government may consider additional stimulus and relief efforts, but we are unable to predict whether any additional measures will be enacted or their impact. We are unable to assess the extent to which anticipated ongoing impacts on us arising from the COVID-19 pandemic will be offset by benefits which we may recognize or receive in the future under the CARES Act and other stimulus legislation or any future stimulus measures. Further, there can be no assurance that the terms of provider relief funding or other programs will not change in ways that affect our funding or eligibility to participate. We continue to assess the potential impact of the COVID-19 pandemic and government responses to the pandemic on our business, results of operations, financial position and cash flows.

Risks Related to Our Business

If we are unable to complete divestitures as we may deem advisable, our results of operations and financial condition could be adversely affected.

We previously implemented a portfolio rationalization and deleveraging strategy by divesting hospitals and non-hospital businesses. This program concluded at the end of 2020. Since the conclusion of this program, we have continued to receive interest from potential acquirers for certain of our hospitals, and may, from time to time, consider selling additional hospitals, or our unconsolidated equity interests in hospitals, if we consider any such disposition to be in our best interests. However, there is no assurance that potential divestitures will be completed or, if they are completed, the aggregate amount of proceeds we will receive, that potential divestitures will be completed within our targeted timeframe, or that potential divestitures will be completed on terms favorable to us. Additionally, the results of operations for these hospitals and non-hospital businesses that we may divest and the potential gains or losses on the sales of those businesses may adversely affect our results of operations. Moreover, we may incur asset impairment charges related to potential or completed divestitures that reduce our profitability. In addition, after entering into a definitive agreement, we may be subject to the satisfaction of pre-closing conditions as well as necessary regulatory and governmental approvals, which, if not satisfied or obtained, may prevent us from completing the sale. Divestitures may also involve continued financial exposure related to the divested business, such as through indemnities or retained obligations, that present risk to us.

Any future divestiture activities may present financial, managerial, and operational risks. Those risks include diversion of management attention from improving existing operations; additional restructuring charges and the related impact from separating personnel, renegotiating contracts, and restructuring financial and other systems; adverse effects on existing business relationships with patients and third-party payors; and the potential that the collectability of any patient accounts receivable retained from any divested hospital may be adversely impacted. Any of these factors could adversely affect our financial condition and results of operations.

The impact of past acquisitions, as well as potential future acquisitions, could have a negative effect on our operations.

Our business strategy has historically included growth by acquisitions, and we may complete additional acquisitions in the future. However, not-for-profit hospital systems and other for-profit hospital companies generally attempt to acquire the same type of hospitals as we may desire to acquire. Some of the competitors for our acquisitions have greater financial resources than we have. Furthermore, some hospitals are sold through an auction process, which may result in higher purchase prices than we believe are reasonable. Therefore, we may not be able to acquire additional hospitals on terms favorable to us.

In addition, many of the hospitals we have previously acquired have had lower operating margins than we do and operating losses incurred prior to the time we acquired them. Hospitals acquired in the future may have similar financial performance issues. In the past, we have experienced delays in improving the operating margins or effectively integrating the operations of certain acquired hospitals, including some hospitals acquired in connection with the Health Management Associates, Inc. (“HMA”) merger. In the future, if we are unable to improve the operating margins of acquired hospitals, operate them profitably, or effectively integrate their operations, our results of operations and business may be adversely affected.

Moreover, hospitals that we have acquired, or in the future could acquire, may have unknown or contingent liabilities, including liabilities associated with ongoing legal proceedings or for failure to comply with healthcare laws and regulations. Although we generally seek indemnification from sellers covering these matters, we may nevertheless have material liabilities for past activities of acquired hospitals.

If we are unable to effectively compete, patients could use other hospitals and healthcare providers, and our business may otherwise be adversely impacted.

The healthcare industry is highly competitive among hospitals and other healthcare providers, such as urgent care centers and other outpatient providers and other industry participants, for patients, affiliations with physicians and acquisitions. Changes in licensure or other regulations, recognition of new provider types or payment models, and industry consolidation could negatively impact our competitive position. For example, in states with certificate of need, or CON, or similar prior approval requirements, removal of these requirements could remove barriers to entry and increase competition in our service areas. Our hospitals, our competitors, and other healthcare industry participants are increasingly implementing physician alignment strategies, such as acquiring physician practice groups, employing physicians and participating in Medicare Shared Savings Program Accountable Care Organizations, or ACOs, or other clinical integration models. Increasing consolidation within the payor industry, vertical integration efforts involving payors and healthcare providers, and cost-reduction strategies by payors, large employer groups and their affiliates may impact our ability to contract with payors on favorable terms, participate in favorable payment tiers or provider networks, and otherwise affect our competitive position.

The majority of our hospitals are located in generally larger non-urban service areas in which we believe we are the primary, if not the sole, provider of general acute care health services. As a result, the most significant competition for providers of general acute care services are hospitals outside of our primary service areas, typically hospitals in larger urban areas that provide more complex services. Patients in our primary service areas may travel to other hospitals because of physician referrals, payor networks that exclude our providers or the need for services we do not offer, among other reasons. Patients who receive services from these other hospitals may subsequently shift their preferences to those hospitals for the services we provide.

Our other hospitals, in selected urban service areas, may face competition from hospitals that are more established than our hospitals. Some of our competitors offer services, including extensive medical research and medical education programs, which are not offered by our facilities. In addition, in certain markets where we operate, there are large teaching hospitals that provide highly specialized facilities, equipment and services that may not be available at our hospitals. We also face competition from other specialized care providers, including outpatient surgery, orthopedic, oncology and diagnostic centers. Some competitors are implementing physician alignment strategies, such as employing physicians, acquiring physician practice groups, and participating in ACOs, or other clinical integration models. Cost-reduction strategies by large employer groups and their affiliates may increase this competition.

At September 30, 2021, 49 of our hospitals competed with more than one other non-affiliated hospital in their respective primary service areas. In most markets in which we are not the sole provider of general acute care health services, our primary competitor is a municipal or not-for-profit hospital. These hospitals are owned by tax-supported governmental agencies or not-for-profit entities supported by endowments and charitable contributions. These hospitals are exempt from sales, property and income taxes. Such exemptions and support are not available to our hospitals and may provide the tax-supported or not-for-profit entities an advantage in funding general and capital expenditures and offering services more specialized than those available at our hospitals. If our competitors are better able to attract patients with these offerings, we may experience an overall decline in patient volume.

Trends toward transparency and value-based purchasing may have an impact on our competitive position and patient volumes in ways that we are unable to predict. The CMS Care Compare website makes available to the public certain data that hospitals submit in connection with Medicare reimbursement claims, including performance data related to quality measures and patient satisfaction surveys. Further, every hospital must establish and update annually a public, online listing of the hospital’s standard charges for all items and services, including discounted cash prices and payor-specific charges, along with a consumer-friendly list of charges for certain “shoppable” services. If any of our hospitals achieve poor results (or results that are lower than our competitors) on the quality measures or on patient satisfaction surveys, or if our standard charges are higher than our competitors, we may attract fewer patients. The No Surprises Act creates additional price transparency requirements beginning January 1, 2022, including requiring providers to send health plans of insured patients and uninsured patients a good faith estimate of the expected charges and diagnostic codes prior to the scheduled date of the service or item. HHS is deferring enforcement of certain requirements of the No Surprises Act applicable to providing estimates to insured individuals. It is unclear how price transparency requirements and similar initiatives will affect consumer behavior, our relationships with payors or our ability to set and negotiate prices.

We expect these competitive trends to continue. If we are unable to compete effectively with other hospitals and other healthcare providers, patients may seek healthcare services at providers other than our hospitals and affiliated businesses.

We may be adversely affected by consolidation among health insurers and other industry participants.

In recent years, a number of health insurers have merged or increased efforts to consolidate with other non-governmental payors. Insurers are also increasingly pursuing alignment initiatives with healthcare providers. Consolidation within the health insurance industry may result in insurers having increased negotiating leverage and competitive advantages, such as greater access to performance and pricing data. Our ability to negotiate prices and favorable terms with health insurers in certain markets could be affected negatively as a result of this consolidation. Also, the shift toward value-based payment models could be accelerated if larger insurers, including those engaging in consolidation activities, find these models to be financially beneficial. We cannot predict whether we will be able to negotiate favorable terms with payors and otherwise respond effectively to the impact of increased consolidation in the payor industry or vertical integration efforts.

The failure to obtain our medical supplies at favorable prices could cause our operating results to decline.

We have a participation agreement with HealthTrust Purchasing Group, L.P. (“HealthTrust”), a group purchasing organization (“GPO”). The current term of this agreement extends through December 2022, with automatic renewal terms of one year unless either party terminates by giving notice of non-renewal. We have not received or provided a notice of termination with respect to this agreement and therefore expect it to automatically renew for an additional year beyond December 2022. GPOs attempt to obtain favorable pricing on medical supplies with manufacturers and vendors, sometimes by negotiating exclusive supply arrangements in exchange for discounts. To the extent these exclusive supply arrangements are challenged or deemed unenforceable, we could incur higher costs for our medical supplies obtained through HealthTrust. Further, costs of supplies and drugs may continue to increase due to market pressure from pharmaceutical companies and new product releases. The COVID-19 pandemic continues to cause increased demand for personal protective equipment and other medical supplies, which has resulted in, and may continue to result in, higher costs and supply shortages. Also, there can be no assurance that our arrangement with HealthTrust will provide the discounts we expect to achieve.

If reimbursement rates paid by federal or state healthcare programs or commercial payors are reduced, if we are unable to maintain favorable contract terms with payors or comply with our payor contract obligations, if insured individuals move to insurance plans with greater coverage exclusions or narrower networks, or if insurance coverage is otherwise restricted or reduced, our net operating revenues may decline.

During the nine months ended September 30, 2021, 22% of our net operating revenues came from the Medicare and Medicaid programs. However, as federal healthcare expenditures continue to increase and state governments continue to face budgetary shortfalls, federal and state governments have made, and continue to make, significant changes in the Medicare and Medicaid programs, including reductions in reimbursement levels. In addition, CMS may implement changes through new or modified demonstration projects authorized pursuant to Medicaid waivers. Some of these changes have decreased, or could decrease, the amount of money we receive for our services relating to these programs.

In addition, government and commercial payors as well as other third parties from whom we receive payment for our services attempt to control healthcare costs by, for example, requiring hospitals to discount payments for their services in exchange for exclusive or preferred participation in their benefit plans, restricting coverage through utilization review, reducing coverage of inpatient and emergency room services and shifting care to outpatient settings, requiring prior authorizations, and implementing alternative payment models. The ability of commercial payors to control healthcare costs using these measures may be enhanced by the increasing consolidation of insurance and managed care companies and vertical integration of health insurers with healthcare providers. Limitations on balance billing may also reduce the amount that hospitals and other providers are able to collect for out-of-network services. For example, effective January 1, 2022, the No Surprises Act, prohibits providers from charging patients an amount beyond the in-network cost sharing amount for services rendered by out-of-network providers, subject to limited exceptions. For services for which balance billing is prohibited, the No Surprises Act establishes an independent dispute resolution (“IDR”) process for providers and payors to handle payment disputes that cannot be resolved through direct negotiation. On October 7, 2021, HHS, together with other government agencies, issued an interim final rule to implement the IDR provisions of the No Surprises Act. The interim final rule provides that, when making a payment determination, the IDR entity must begin with the presumption that the payor’s median contracted rate for the same or similar service in an area (the qualifying payment amount or “QPA”) is the appropriate out-of-network rate for the service at issue. The IDR entity must select the offer closest to the QPA unless the provider or payor submits credible evidence that clearly demonstrates the QPA is materially different from the appropriate out-of-network rate. However, the additional factors that may be considered by the IDR entity are secondary to the QPA. The interim final rule is currently subject to several legal challenges, and it is difficult to predict the outcome of efforts to challenge or modify the rule.

In addition, price transparency initiatives may impact our ability to obtain or maintain favorable contract terms. For example, hospitals are required by federal regulation to publish online payor-specific negotiated charges and de-identified minimum and maximum charges. Further, the No Surprises Act requires providers to send an insured patient’s health plan a good faith estimate of expected charges, including billing and diagnostic codes, prior to when the patient is scheduled to receive the item or service. HHS is deferring enforcement of this requirement until it issues additional regulations.

During the nine months ended September 30, 2021, 64% of our net operating revenues came from commercial payors. Our contracts with payors require us to comply with a number of terms related to the provision of services and billing for services. If we are unable to negotiate increased reimbursement rates, maintain existing rates or other favorable contract terms, effectively respond to payor cost controls and reimbursement policies or comply with the terms of our payor contracts, the payments we receive for our services may be reduced. Also, we are increasingly involved in disputes with payors and experience payment denials, both prospectively and retroactively. In addition, enrollment of individuals in high-deductible health plans, sometimes referred to as consumer-directed plans, has increased over the last decade. In comparison to traditional health plans, these plans tend to have lower reimbursement rates for providers along with higher co-pays and deductibles due from the patient, which subjects us to increased collection cost and risk. Further, high-deductible health plans may exclude our hospitals and employed physicians from coverage.

If we experience continued growth in self-pay volume and revenues or if we experience continued deterioration in the collectability of patient responsibility accounts, our financial condition or results of operations could be adversely affected.

Our primary collection risks relate to uninsured patients and outstanding patient balances for which the primary insurance payor has paid some but not all of the outstanding balance, with the remaining outstanding balance (generally deductibles and co-payments) owed by the patient. Collections are impacted by the economic ability of patients to pay and the effectiveness of our collection efforts. Significant changes in payor mix, business office operations, economic conditions or trends in federal and state governmental healthcare coverage may affect our collection of accounts receivable and are considered in our estimates of accounts receivable collectability. Moreover, we have observed deterioration in the collectability of patient accounts receivable for uninsured patients in comparison to pre-pandemic levels as the result of adverse economic conditions arising from the COVID-19 pandemic, which deterioration, if sustained, may continue to adversely affect our financial results and require an increased level of working capital.

In recent years, federal and state legislatures have considered or passed various proposals impacting or potentially impacting the size of the uninsured population. The number and identity of states that choose to expand or otherwise modify Medicaid programs and the terms of expansion and other program modifications continue to evolve. The ARPA provides additional financial incentives to expand Medicaid for states that have not already done so, temporarily increases the value of premium tax credit subsidies for subsidy-eligible individuals purchasing health insurance coverage through the federal and state-run marketplaces and expands eligibility for the tax credit subsidies to more individuals. Although the federal financial penalty associated with the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010’s (the “Affordable Care Act”) mandate that individuals enroll in an insurance plan was reduced to $0 as part of the 2017 tax reform legislation, some states have imposed individual health insurance mandates with financial penalties for noncompliance. Other states have explored or offer public health insurance options. These variables, among others, make it difficult to predict the number of uninsured individuals and what percentage of our total revenue will be comprised of self-pay revenues.

We may be adversely affected by the growth in patient responsibility accounts as a result of the adoption of plan structures, including health savings accounts, narrow networks and tiered networks, that shift greater responsibility for care to individuals through greater exclusions and copayment and deductible amounts. Further, our ability to collect patient responsibility accounts may be limited by statutory, regulatory and investigatory initiatives, including private lawsuits directed at hospital charges and collection practices for uninsured and underinsured patients and regulatory restrictions on charges for out-of-network services. For example, starting January 1, 2022, the No Surprises Act requires providers to send uninsured and self-pay patients a good faith estimate of expected charges for items and services. The estimate must cover items and services that are reasonably expected to be provided together with the primary item or services, including those that may be provided by other providers. If the patient receives a bill that is substantially greater than the expected charges in the good faith estimate, they may initiate a dispute resolution process established by HHS. In addition, a deterioration of economic conditions in the United States could potentially lead to higher levels of uninsured patients, result in higher levels of patients covered by lower paying government programs, result in fiscal uncertainties at both government payors and private insurers and/or limit the economic ability of patients to make payments for which they are responsible. If we experience growth in self-pay volume or continued deterioration in collectability of patient responsibility accounts, our financial condition or results of operations could be adversely affected.

Some of the non-urban communities in which we operate face challenging economic conditions, and the failure of certain employers, or the closure of certain manufacturing and other facilities in our markets, could have a disproportionate impact on our hospitals.

Some of the non-urban communities in which we operate have been facing challenging economic conditions which predate, and extend beyond the macroeconomic challenges arising from, the COVID-19 pandemic. In addition, the economies in the non-urban communities in which our hospitals primarily operate are often dependent on a small number of large employers, especially manufacturing or similar facilities. These employers often provide income and health insurance for a disproportionately large number of community residents who may depend on our hospitals for care. The failure of one or more large employers, or the closure or substantial reduction in the number of individuals employed at manufacturing or other facilities located in or near many of the non-urban communities in which our hospitals primarily operate, could cause affected employees to move elsewhere for employment or lose insurance coverage that was otherwise available to them. When patients are experiencing personal financial difficulties or have concerns about general economic conditions, they may delay or forgo elective procedures, choose to seek care in emergency rooms and purchase high-deductible insurance plan or no insurance at all, which increases a hospital’s dependence on self-pay revenue.

The occurrence of these events may cause a reduction in our revenues and adversely impact our results of operations.

The demand for services provided by our hospitals and affiliated providers can be impacted by factors beyond our control.

Our admissions and adjusted admissions as well as acuity trends may be impacted by factors beyond our control. For example, seasonal fluctuations in the severity of influenza and other critical illnesses, such as COVID-19, unplanned shutdowns or unavailability of our facilities due to weather or other unforeseen events, decreases in trends in high acuity service offerings, changes in competition from other service providers, turnover in physicians affiliated with our hospitals, or changes in medical technology can have an impact on the demand for services at our hospitals and affiliated providers.

In addition, certain of our facilities are located in hurricane-prone coastal regions in Florida and other states, and our operations may be adversely impacted by hurricanes, tornadoes, winter storms, and other severe weather conditions, which adverse weather conditions may be more frequent and/or severe as the result of climate change. Moreover, we could be affected by climate change and other environmental issues to the extent such issues adversely affect the general economy, adversely impact our supply chain or increase the costs of supplies needed for our operations, or otherwise result in disruptions impacting the communities in which our facilities are located.

The impact of these or other factors beyond our control could have an adverse effect on our business, financial position and results of operations.

A future pandemic, epidemic or outbreak of an infectious disease in the markets in which we operate or that otherwise impacts our facilities could adversely impact our business.

If a future pandemic, epidemic, or outbreak of an infectious disease or other public health crisis were to affect our markets, our business could be adversely affected. Any such crisis could diminish the public trust in healthcare facilities, especially hospitals that fail to accurately or timely diagnose, or that are treating (or have treated) patients affected by contagious diseases. If any of our facilities were involved in treating patients for such a contagious disease, other patients might cancel elective procedures or fail to seek needed care at our facilities. Patient volumes may decline or volumes of uninsured and underinsured patients may increase, depending on the economic circumstances surrounding the pandemic, epidemic, or outbreak. Further, any such pandemic might adversely impact our business by causing a temporary shutdown or diversion of patients, by disrupting or delaying production and delivery of materials and products in the supply chain or by causing staffing shortages in our facilities. Although we have disaster plans in place and operate pursuant to infectious disease protocols, the potential impact, as well as the public’s and government’s response to, of any such future pandemic, epidemic or outbreak of an infectious disease with respect to our markets or our facilities is difficult to predict and could adversely impact our business.

Our performance depends on our ability to recruit and retain quality physicians.

The success of our healthcare facilities depends in part on the number and quality of the physicians on the medical staffs of our healthcare facilities, our ability to employ quality physicians, the admitting and utilization practices of employed and independent physicians, maintaining good relations with those physicians and controlling costs related to the employment of physicians. Although we employ some physicians, physicians are often not employees at our healthcare facilities at which they practice. In many of the markets we serve, many physicians have admitting privileges at other healthcare facilities in addition to our healthcare facilities. Such physicians may terminate their affiliation with or employment by our healthcare facilities at any time. Moreover, we expect to face increased competition from health insurers and private equity-back companies seeking to acquire or affiliate with physicians or physician practices.

In addition, we may face increased challenges recruiting and retaining quality physicians as the physician population reaches retirement age, especially if there is a shortage of physicians willing and able to provide comparable services. In some markets, physician recruitment and retention may be affected by a shortage of physicians in certain specialties or the difficulties physicians may experience in obtaining malpractice insurance. The types, amount and duration of compensation and assistance we can provide when recruiting physicians are limited by the federal Physician Self-Referral Law (commonly known as the Stark Law), the federal Anti-Kickback Statute, similar state laws and implementing regulations. If we are unable to provide adequate support personnel or technologically advanced equipment and facilities that meet the needs of those physicians and their patients, our ability to recruit and retain quality physicians may be negatively impacted.

Our performance and labor costs have been, and may continue to be, adversely affected by competitive labor market conditions and the shortage of experienced nurses.

In addition to our physicians, the operations of our healthcare facilities are dependent on the efforts, abilities and experience of our facility management, healthcare professionals, such as nurses, pharmacists lab technicians, and medical support personnel. We compete with other healthcare providers in recruiting and retaining qualified facility management and personnel responsible for the daily operations of our healthcare facilities, including nurses, other non-physician healthcare professionals and medical support personnel.

The healthcare industry has been experiencing a competitive labor market arising out of current economic conditions and the COVID-19 pandemic. In some markets in which we operate, the availability of nurses, other healthcare professionals and medical support personnel has been a significant operating issue for healthcare providers, which has been exacerbated by the current competitive labor market. These developments have compelled, and may continue to compel, us to enhance wages and benefits to recruit and retain nurses, other healthcare professions and medical support personnel, or to hire more expensive temporary or contract personnel. In addition, the states in which we operate could adopt mandatory nurse-staffing ratios or could reduce mandatory nurse-staffing ratios already in place. State-mandated nurse-staffing ratios could significantly affect labor costs and have an adverse impact on revenues if we are required to limit admissions in order to meet the required ratios.

As of September 30, 2021, certain employees at six of our hospitals are represented by various labor unions. While we have not experienced work stoppages to date that have material and adversely affected our business or results of operations, increased or ongoing labor union activity could adversely affect our labor costs or otherwise adversely impact us. In addition, when negotiating collective bargaining agreements with unions, whether such agreements are renewals or first contracts, there is the possibility that strikes could occur during the negotiation process, and our continued operation during any strikes could increase our labor costs and otherwise adversely impact us. Finally, potential changes to federal labor laws and regulations, including those supported by the current presidential administration, could increase the likelihood of employee unionization activity and the ability of employees to unionize.

If our labor costs continue to increase, we may not be able to raise rates to offset these increased costs. Because a significant percentage of our revenues consists of fixed, prospective payments, our ability to pass along increased labor costs is constrained. In the event we are not entirely effective at recruiting and retaining qualified facility management, nurses and other medical support personnel, or in controlling labor costs, this could have an adverse effect on our results of operations.

The industry trend towards value-based purchasing may negatively impact our business.

There is a trend toward value-based purchasing of healthcare services across the healthcare industry among both government and commercial payors. Generally, value-based purchasing initiatives tie payment to the quality and efficiency of care. For example, hospital payments may be negatively impacted by the occurrence of hospital acquired conditions, or HACs. Medicare does not reimburse for care related to HACs, and hospitals in the bottom quartile of HAC rates receive a 1% reduction in their total Medicare payments the following year. In addition, federal funds may not be used under the Medicaid program to reimburse providers for services provided to treat HACs. Hospitals that experience excess readmissions for designated conditions receive reduced payments for all inpatient discharges. HHS also reduces Medicare inpatient hospital payments for all discharges by a required percentage and pools the amount collected from these reductions to fund payments to reward hospitals that meet or exceed certain quality performance standards. Further, Medicare and Medicaid require hospitals to report certain quality data to receive full reimbursement updates.

HHS has focused on tying Medicare payments to quality or value through alternative payment models, which generally aim to make providers attentive to the quality and cost of care they deliver to patients. Examples of alternative payment models include ACOs and bundled payment arrangements. An ACO is a care coordination model intended to produce savings as a result of improved quality and operational efficiency. In bundled payment models, providers receive one payment for services provided to patients for certain medical conditions or episodes of care, accepting accountability for costs and quality of care. Providers may receive supplemental Medicare payments or owe repayments to CMS depending on whether spending exceeds or falls below a specified spending target and whether certain quality standards are met. Generally, participation in Medicare bundled payment programs is voluntary, but CMS currently requires hospitals in selected markets to participate in bundled payment initiatives for specific orthopedic procedures and end-stage renal disease treatment, and a mandatory radiation oncology bundled payment model is expected to begin January 1, 2023.

In October 2021, the Center for Medicare and Medicaid Innovation (“CMS Innovation Center”) released an outline of its strategy for the next decade, noting the need to accelerate the movement to value-based care and drive broader system transformation. By 2030, the CMS Innovation Center aims to have all fee-for-service Medicare beneficiaries and the vast majority of Medicaid beneficiaries in an accountable care relationship with providers who are responsible for quality and total medical costs. The CMS Innovation Center signaled its intent to streamline its payment models and to increase provider participation through implementation of more mandatory models.

There are also several state-driven value-based care initiatives. For example, some states have aligned quality metrics across payors through legislation or regulation. Commercial payors are transitioning toward value-based reimbursement arrangements as well. Further, many commercial payors require hospitals to report quality data and restrict reimbursement for certain preventable adverse events.

We expect value-based purchasing programs, including programs that condition reimbursement on patient outcome measures, to become more common and to involve a higher percentage of reimbursement amounts. It is unclear whether these and other alternative payment models will successfully coordinate care and reduce costs or whether they will decrease aggregate reimbursement. While we believe we are adapting our business strategies to compete in a value-based reimbursement environment, we are unable at this time to predict how this trend will affect our results of operations. If we perform at a level below the outcomes demonstrated by our competitors, are unable to meet or exceed the quality performance standards under any applicable value-based purchasing program, or otherwise fail to effectively provide or coordinate the efficient delivery of quality healthcare services, our reputation in the industry may be negatively impacted, we may receive reduced reimbursement amounts and we may owe repayments to payors, causing our revenues to decline.

Our revenues are somewhat concentrated in a small number of states which will make us particularly sensitive to regulatory and economic changes in those states.

Our revenues are particularly sensitive to regulatory and economic changes in states in which we generate a significant portion of our revenues, including Indiana, Florida and Texas. Accordingly, any change in the current demographic, economic, competitive, or regulatory conditions in these states could have an adverse effect on our business, financial condition, or results of operations. Changes to the Medicaid programs in these states could also have an adverse effect on our business, financial condition, results of operations, or cash flows.

For example, the Texas Healthcare Transformation and Quality Improvement Program, or the Texas Waiver Program, which provides funding for uncompensated care and delivery system reform initiatives, is operated under a waiver granted pursuant to Section 1115 of the Social Security Act. The current waiver continues through September 30, 2022. Although the previous presidential administration approved a 10-year extension of the Texas Waiver Program, through September 2030, CMS rescinded this extension in April 2021. The Texas Attorney General filed a lawsuit challenging the rescission and, in August 2021, a federal district judge granted a preliminary injunction temporarily reinstating the extension. While the lawsuit is pending, the Texas Health and Human Services Commission has re-submitted its application to extend the waiver program. It is difficult to predict whether all or part of the Texas Waiver Program will be eliminated, further extended or changed, any of which could negatively impact our revenues.

Risks Related to Legal Proceedings

We are the subject of various legal, regulatory and governmental proceedings that, if resolved unfavorably, could have an adverse effect on us, and we may be subject to other loss contingencies, both known and unknown.

We are a party to various legal, regulatory and governmental proceedings and other related matters. Those proceedings include, among other things, government investigations. In addition, we are and may become subject to other loss contingencies, both known and unknown, which may relate to past, present and future facts, events, circumstances and occurrences. Should an unfavorable outcome occur in connection with our legal, regulatory or governmental proceedings or other loss contingencies, or if we become subject to any such loss contingencies in the future, there could be an adverse impact on our financial position, results of operations and liquidity.

In particular, government investigations, as well as qui tam lawsuits, may lead to significant fines, penalties, damages payments or other sanctions, including exclusion from government healthcare programs. Settlements of lawsuits involving Medicare and Medicaid issues routinely require both monetary payments and corporate integrity agreements, each of which could have an adverse effect on our business, financial condition, results of operations and/or cash flows.

We could be subject to substantial uninsured liabilities or increased insurance costs as a result of significant legal actions.

Physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability, or related legal theories. Even in states that have imposed caps on damages, litigants are seeking recoveries under new theories of liability that might not be subject to the caps on damages. Many of these actions involve large claims and significant defense costs. To protect us from the cost of these claims, we maintain claims made professional malpractice liability insurance and general liability insurance coverage in excess of those amounts for which we are self-insured. This insurance coverage is in amounts that we believe to be sufficient for our operations; however, our insurance coverage may not continue to be available at a reasonable cost for us to maintain adequate levels of insurance. Additionally, our insurance coverage does not cover all claims against us, such as fines, penalties, or other damage and legal expense payments resulting from qui tam lawsuits. We cannot predict the outcome of current or future legal actions against us or the effect that judgments or settlements in such matters may have on us or on our insurance costs. Additionally, all professional and general liability insurance we purchase is subject to policy limitations. If the aggregate limit of any of our professional and general liability policies is exhausted, in whole or in part, it could deplete or reduce the limits available to pay any other material claims applicable to that policy period. Furthermore, one or more of our insurance carriers could become insolvent and unable to fulfill its or their obligations to defend, pay or reimburse us when those obligations become due. In that case, or if payments of claims exceed our estimates or are not covered by our insurance, it could have an adverse effect on our business, financial condition or results of operations.

In connection with the final auditing and reporting requirements to which we are subject under the terms of the Corporate Integrity Agreement, or CIA, we could become subject to further action by the Office of Inspector General of HHS, or OIG, which could include the imposition of civil monetary penalties and/or the extension of the term of the CIA.

On August 4, 2014, we announced that we had entered into a civil settlement with the U.S. Department of Justice, other federal agencies and identified relators that concluded previously announced investigations and litigation related to short stay admissions through emergency departments at certain of our affiliated hospitals. In addition to the amounts paid in the settlement, we executed the CIA with the OIG that has been incorporated into our existing and comprehensive compliance program, which CIA was subsequently amended in September 2018. Although the CIA expired in September 2021, we are still subject to final audit and reporting requirements under the terms of the CIA. In connection with these final audit and reporting requirements, it remains possible that we will become subject to further action by the OIG, which could include the imposition of civil monetary penalties and/or the extension of the term of the CIA.

Risks Related to Government Regulation

We are unable to predict the ultimate impact of health reform initiatives, including efforts to significantly change the Affordable Care Act, or the effect that health reform efforts may have on our business.

In recent years, the U.S. Congress and certain state legislatures have introduced, considered or passed a large number of proposals and legislation designed to make major changes in the healthcare system, including changes intended to increase access to health insurance.

The Affordable Care Act is the most prominent of these reform efforts. The law expanded health insurance coverage through a combination of public program expansion and private sector health insurance reforms, reduces growth in Medicare reimbursement to hospitals, and promotes value-based purchasing. However, the Affordable Care Act has been the subject of efforts by the previous presidential administration and certain members of Congress to repeal or make significant changes to its scope, its implementation and/or its interpretation. For example, effective January 2019, the financial penalty for individuals that fail to maintain insurance coverage associated with the individual mandate was reduced to $0. This change resulted in legal challenges to the constitutionality of the individual mandate and validity of the Affordable Care Act as a whole. However, in June 2021, the U.S. Supreme Court determined that the plaintiffs lacked standing and dismissed the challenge to the Affordable Care Act without specifically ruling on the constitutionality of the ACA, allowing the law to remain in place.

There is uncertainty regarding whether, when, and how the Affordable Care Act will be further changed and how the Affordable Care Act will be interpreted and implemented, although the Biden administration has generally indicated its intent to protect and strengthen the Affordable Care Act and Medicaid programs. Changes by Congress or government agencies to the interpretation or implementation of the Affordable Care Act could eliminate or alter provisions beneficial to us while leaving in place provisions reducing our reimbursement, and thereby have an adverse effect on our business.

There is also uncertainty regarding whether, when, and what other health reform measures will be adopted, the timing and implementation of alternative provisions, and the impact of alternative provisions on providers as well as other healthcare industry participants. For example, some members of Congress have proposed measures that would expand government-funded coverage, and some states are considering or have implemented public health insurance options. CMS administrators may grant states various flexibilities in the administration of state Medicaid programs and make changes to Medicaid payment models, including adopting value-based care models. Other health reform initiatives and proposals, such as the limitations and prohibitions on surprise billing enacted under the No Surprises Act and price transparency requirements, may impact prices, our competitive position and our relationships with patients, insurers, and ancillary providers (such as anesthesiologists, radiologists, and pathologists). Other industry participants, such as private payors and large employer groups and their affiliates, may also introduce financial or delivery system reforms. We are unable to predict the nature and success of such initiatives. Healthcare reform initiatives, including changes to the Affordable Care Act, may have an adverse impact on our business.

If we fail to comply with extensive laws and government regulations, including fraud and abuse laws, we could suffer penalties or be required to make significant changes to our operations.

The healthcare industry is governed by laws and regulations at the federal, state and local government levels. These laws and regulations include standards addressing, among other issues, licensure, certification, and enrollment with government programs; the necessity and adequacy of medical care; quality of medical equipment and services; qualifications of medical and support personnel; operating policies and procedures; screening, stabilization and transfer of individuals who have emergency medical conditions; billing and coding for services; properly handling overpayments; classification of levels of care provided; preparing and filing cost reports; relationships with referral sources and referral recipients; maintenance of adequate records; hospital use; rate-setting; building codes; environmental protection; privacy and security; interoperability and refraining from information blocking; debt collection; limits or prohibitions on balance billing and billing for out-of-network services; and communications with patients and consumers. Examples of these laws include, but are not limited to, the Health Insurance Portability and Accountability Act of 1996, the Stark Law, the federal Anti-Kickback Statute, the federal False Claims Act, the Emergency Medical Treatment and Active Labor Act, and similar state laws.

There are heightened coordinated civil and criminal enforcement efforts by both federal and state government agencies relating to the healthcare industry, including the hospital segment. Enforcement actions have focused on financial arrangements between hospitals and physicians, billing for services without adequately documenting medical necessity and billing for services outside the coverage guidelines for such services. Specific to our hospitals, we have received inquiries and subpoenas from various governmental agencies regarding these and other matters, and we are also subject to various claims and lawsuits relating to such matters.

If we fail to comply with applicable laws and regulations, which are subject to change, we could be subject to liabilities, including civil penalties, money damages, the loss of our licenses to operate one or more facilities, exclusion of one or more facilities from participation in the Medicare, Medicaid and other federal and state health care programs, civil lawsuits and criminal penalties. The costs of compliance with, and the other burdens imposed by, these and other laws or regulatory actions may increase our operational costs, result in interruptions or delays in the availability of systems and/or result in a patient volume decline. We may also face audits or investigations by government agencies relating to our compliance with these regulations. An adverse outcome under any such investigation or audit could result in liability, result in adverse publicity, and adversely affect our business. In the future, evolving interpretations or enforcement of applicable laws or regulations could subject our current practices to allegations of impropriety or illegality or could require us to make changes in our facilities or operations. In addition, other legislation or regulations may be adopted that could adversely affect our business.

If there are delays in regulatory updates by governmental entities to federal and state healthcare programs, we may experience increased volatility in our operating results as such delays may result in a timing difference between when such program revenues are earned and when they become known or estimable for purposes of accounting recognition.

We derive a significant amount of our net operating revenues from governmental healthcare programs, primarily Medicare and Medicaid. The reimbursements due to us from those programs are subject to legislative and regulatory changes that can have a significant impact on our operating results. When delays occur in the implementation of regulations or passage of legislation, there is the potential for material increases or decreases in operating revenues to be recognized in periods subsequent to when such related services were performed, resulting in the potential for an adverse effect on our consolidated financial position and consolidated results of operations.

Security breaches, loss of data, and actual or perceived failures to comply with legal requirements regarding the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection, and other cybersecurity incidents, could adversely affect our business, results of operations and financial condition.

The data protection landscape is rapidly evolving, and we are or may become subject to numerous state and federal laws, requirements and regulations governing the collection, use, storage, processing, disclosure, retention (“Processing”), privacy and security of health-related and other regulated, sensitive or confidential information. For example, the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act of 2009, each as amended, and the privacy and security regulations that implement these laws (collectively, “HIPAA”) establish national privacy and security standards for the protection of protected health information, or PHI, by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. HIPAA requires covered entities like us to develop and maintain policies and procedures with respect to the privacy and security of PHI and to adopt administrative, physical and technical safeguards to protect such information. Covered entities must notify affected individuals without unreasonable delay of breaches of unsecured PHI, the HHS Office for Civil Rights (“OCR”), which enforces HIPAA, and, in the case of larger breaches, the media. Failure to comply with the HIPAA privacy and security standards can result in civil monetary penalties, resolution agreements, monitoring agreements, and, in certain circumstances, criminal penalties including fines and/or imprisonment. A covered entity may be subject to penalties as a result of a business associate violating HIPAA. In addition, state attorneys general may enforce the HIPAA privacy and security regulations in response to violations that threaten the privacy of state residents. Although HIPAA does not create a private right of action allowing individuals to sue in civil court for violations, the laws and regulations have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

There are numerous other laws and legislative and regulatory initiatives at the federal and state levels governing the confidentiality, privacy, availability, integrity and security of PHI and other types of personal information. Certain state laws may be more stringent, broader in scope or offer greater individual rights with respect to PHI than HIPAA, state laws may differ from each other, and the interplay of federal and state laws may be subject to varying interpretations by courts and government agencies, all of which may complicate compliance efforts. Where state laws are more protective than HIPAA, we have to comply with their stricter provisions. Not only do some of these state laws impose fines and other penalties upon violators, but some may afford private rights of action to individuals who believe their personal information has been misused. We may not remain in compliance with diverse privacy and security requirements in all of the jurisdictions in which we do business, particularly to the extent they are inconsistent, rapidly changing and/or ambiguous and uncertain as to their applicability to our business practices.

In addition, we are subject to more general consumer protection laws and regulations in connection with our business activities. For example, the Federal Trade Commission uses its consumer protection authority to initiate enforcement actions in response to data breaches. Our marketing and patient engagement activities are subject to communications laws such as the Telephone Consumer Protection Act, or the TCPA, and the Controlling the Assault of Non-Solicited Pornography and Marketing Act, or CAN-SPAM. Determination by a court or regulatory agency that our calling, texting or email practices violate the TCPA or CAN-SPAM could subject us to civil penalties and could require us to change some portions of our business. Even an unsuccessful challenge by patients or regulatory authorities of our activities could result in adverse publicity and could require a costly response from and defense by us.

Although we strive to comply with applicable laws and regulations, the requirements related to the Processing, privacy and security of health and other regulated, sensitive or confidential information are evolving rapidly and may be interpreted or applied in an inconsistent manner across jurisdictions. The cost of compliance with these laws and regulations is high and is likely to increase in the future. Any failure or perceived failure by us to comply with applicable data privacy and security laws or regulations, our internal policies and procedures or our contracts governing our Processing of health and other regulated, sensitive or confidential information, or to otherwise adequately address privacy and security concerns, could result in negative publicity, government investigations and enforcement actions, claims by third parties and damage to our reputation, any of which could have a material adverse effect on our operations, financial performance and business.

If our adoption and utilization of electronic health record systems fails to satisfy HHS standards, our consolidated results of operations could be adversely affected, and we may be adversely affected by changing and more burdensome interoperability requirements.

Under the Health Information Technology for Economic and Clinical Health Act (“HITECH”) and other laws, eligible hospitals that fail to demonstrate meaningful use of certified electronic health records, or EHR, technology and have not applied and qualified for a hardship exception are subject to reduced reimbursement from Medicare. Eligible healthcare professionals are also subject to positive or negative payment adjustments based, in part, on their use of EHR technology. Thus, if our hospitals and employed professionals are unable to properly adopt, maintain, and utilize certified EHR systems, we could be subject to penalties and lawsuits that may have an adverse effect on our consolidated financial position and consolidated results of operations.

As EHR technologies have become widespread, the federal government is also promoting interoperability and increasing patient access to electronic health information. The 21st Century Cures Act and implementing regulations prohibit information blocking by health care providers and certain other entities. Information blocking is defined as engaging in activities that are likely to interfere with the access, exchange or use of electronic health information, subject to limited exceptions. We may be subject to penalties or other disincentives or experience reputational damage for failure to comply. Current and future initiatives related to health care technology and interoperability may require changes to our operations, impose new and complex obligations on us, affect our relationships with providers, vendors, healthcare information exchanges and other third parties and require investments in infrastructure. It is difficult to predict the impact of these initiatives.

State efforts to regulate the construction, acquisition or expansion of healthcare facilities could limit our ability to build or acquire additional healthcare facilities, renovate our facilities or expand the breadth of services we offer.

Some states in which we operate require a CON or other prior approval for the construction or acquisition of healthcare facilities, capital expenditures exceeding a prescribed amount, changes in bed capacity or services and some other matters. In evaluating a proposal, these states consider the need for additional or expanded healthcare facilities or services. If we are not able to obtain required CONs or other prior approvals, we will not be able to acquire, operate, replace or expand our facilities or expand the breadth of services we offer. Furthermore, if a CON or other prior approval upon which we relied to invest in construction of a replacement or expanded facility were to be lost through an appeal process or revoked, we may not be able to recover the value of our investment.

State efforts to regulate the sale of hospitals operated by municipal or not-for-profit entities could prevent us from acquiring these types of hospitals.

Many states have adopted legislation regarding the sale or other disposition of hospitals operated by municipal or not-for-profit entities. In some states that do not have specific legislation, the attorneys general have demonstrated an interest in these transactions under their general obligation to protect the use of charitable assets. These legislative and administrative efforts focus primarily on the appropriate valuation of the assets divested and the use of the proceeds of the sale by the non-profit seller. While these review and, in some instances, approval processes can add additional time to the closing of a hospital acquisition, we have not had any significant difficulties or delays in completing acquisitions. However, future state actions could delay or even prevent our ability to acquire hospitals once we return to our acquisition strategy.

We may incur additional tax liabilities.

We are subject to tax in the United States as well as those states in which we do business. Changes in tax laws, including increased rates, or interpretations of tax laws by taxing authorities or other standard setting bodies, could increase our tax obligations and materially and adversely impact our results of operations.

Risks Related to Impairment

If the fair value of our reporting unit declines, a material non-cash charge to earnings from impairment of our goodwill could result.

On an ongoing basis, under generally accepted accounting principles in the United States (“GAAP”), we evaluate, based on the fair value of our reporting unit, whether the carrying value of our goodwill is impaired when events or changes in circumstances indicate that such carrying value may not be recoverable. GAAP requires us to test goodwill for impairment at least annually.

In assessing the fair value of this reporting unit, we consider, among other things, the most recent price of our common stock or fair value of our long-term debt, estimates of future revenue and expense growth, estimated market multiples, expected capital expenditures, income tax rates, and costs of invested capital. We recorded material non-cash impairment charges with respect to our hospital operations reporting unit in 2016 and 2017, and could record material impairment charges in the future if our estimates or assumptions with respect to such fair value determination change in the future.

A significant decline in operating results or other indicators of impairment at one or more of our facilities could result in a material, non-cash charge to earnings to impair the value of long-lived assets.

Our operations are capital intensive and require significant investment in long-lived assets, such as property, equipment and other long-lived intangible assets, including capitalized internal-use software. If one of our facilities experiences declining operating results or is adversely impacted by one or more of these risk factors, we may not be able to recover the carrying value of those assets through our future operating cash flows. On an ongoing basis, we evaluate whether changes in future undiscounted cash flows reflect an impairment in the fair value of our long-lived assets. Additionally, as we continue to rationalize our portfolio of hospitals, we evaluate whether a hospital or a group of hospitals is impaired based on an analysis of the selling price from a definitive agreement compared to the carrying value of the net assets being sold. If the carrying value of our long-lived assets is impaired, we may incur a material non-cash charge to earnings.

Risks Related to Cybersecurity and Technology

Our operations could be significantly impacted by interruptions or restrictions in access to our information systems.

Our operations depend heavily on the proper function, availability and security of our information systems, as well as those of our third-party providers, to collect, maintain, process and use sensitive data and other clinical, operational and financial information. Information systems require an ongoing commitment of significant resources to maintain and enhance existing systems and to develop new systems in order to keep pace with continual changes in information technology. We also rely on third-party providers of financial, clinical, patient accounting and network information services, including those that interface with our own systems, and, as a result, we face operational challenges in maintaining multiple provider platforms and facilitating the interface of such systems with one another. We rely on these third-party providers to have appropriate controls to protect confidential information and other sensitive or regulated data. We do not control the information systems of third-party providers, and in some cases we may have difficulty accessing information archived on third-party systems.

Our networks and information systems are also subject to disruption due to events such as a major earthquake, natural disaster, fire, telecommunications failure, power outages, new system implementations, computer viruses, ransomware or other malware, security breaches, cyber-attacks, employee usage errors, acts of war, terrorist or criminal activities or other catastrophic events. If the information systems on which we rely fail or are interrupted or if our access to these systems is limited in the future, or we experience data loss or manipulation, it could result in unauthorized disclosure, misuse, loss or alteration of such data, interruptions and delays in our normal business operations, potential liability under applicable laws, regulatory penalties, and damage to our reputation. Any of these could have an adverse effect on our business, financial condition or results of operations.

A cyber-attack or security breach could result in the compromise of our facilities, confidential data or critical data systems and give rise to potential harm to patients, remediation and other expenses, expose us to liability under HIPAA, privacy and data protection laws and regulations, consumer protection laws, common law or other theories, subject us to litigation and federal and state governmental inquiries, damage our reputation, and otherwise be disruptive to our business.

We rely extensively on information technology systems to manage clinical and financial data, to communicate with our patients, payors, vendors and other third parties, to summarize and analyze operating results, and for a number of other critical operational functions. We have made significant investments in technology to protect our systems, equipment and medical devices and information from cybersecurity risks. Although we monitor and routinely test our security systems and processes and have redundancies as well as other proactive measures designed to protect the integrity, security and availability of the systems and data we manage and control, there can be no assurance that we, or our third party vendors and providers, will not be subject to security breaches and other cybersecurity threats, including those related to the use of ransomware and other malicious software or other attempts by third parties to access, acquire, use, disclose, misappropriate or manipulate our information or disrupt our operations. In spite of our security measures, our information technology and infrastructure have been subject to cyber-attacks and security breaches from time to time. In particular, as previously disclosed, during the second quarter of 2014, our computer network was the target of an external, criminal cyber-attack in which the attacker successfully copied and transferred certain data outside the Company. Moreover, the volume and intensity of cyber-attacks on hospitals and health systems continues to increase. We are regularly the target of attempted cybersecurity and other threats that could have a security impact, and we expect to continue to experience an increase in cybersecurity threats in the future. The preventive actions we take to reduce the risk of such incidents and protect our systems and data may not be sufficient in the future. Furthermore, because the techniques used in cyber-attacks change frequently and may not be immediately recognized, we may experience security or data breaches that remain undetected for an extended time. Cybersecurity and the continued development and enhancement of our controls, process and practices designed to protect our information systems from attack, damage or unauthorized access, acquisition, use or disclosure remain a priority for us. Our ability to recover from a ransomware or other cyber-attack is dependent on these practices, including successful backup systems and other recovery procedures. As cybersecurity threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities, but we still might not be able to anticipate or prevent certain attack methods.

Further, cybersecurity threats, including those that result in a data or security breach, could impact the integrity, availability or security of PHI and other data subject to privacy laws and regulations, disrupt our information technology systems, equipment, medical devices or business, and threaten the access and utilization of critical information technology and data. Further, our ability to provide various healthcare services could be affected, particularly given the increasing use of telehealth services. For example, medical devices that connect to hospital networks or the internet may be vulnerable to cybersecurity incidents, which may impact patient safety.

We may be at increased risk because we outsource certain services or functions to, or have systems that interface with, third parties. Some of these third parties’ information systems are also subject to the risks outlined above and may store or have access to our data and may not have effective controls, processes, or practices to protect our information from attack, damage, or unauthorized access, acquisition, use or disclosure. A breach or attack affecting any of these third parties could harm our business. In addition, the definitive agreements we enter into in connection with the divestiture of hospitals routinely obligate us to provide transition services to the buyer, including access to our legacy information systems, for a defined transition period. By providing access to our information systems to non-employees, we may be exposed to cyber-attacks, ransomware or security or data breaches that originate outside of our internal processes and practices designed to prevent such threats from occurring. Further, consumer confidence in the integrity, availability and confidentiality of information systems and information, including patient information and operations data, in the healthcare industry generally could be impacted to the extent there are successful cyber-attacks at other healthcare services companies, which could have a material adverse effect on our business, financial position, or results of operations.

If we or any of our third-party service providers or certain other third-parties are subject to cyber-attacks or security or data breaches in the future, this could result in harm to patients; business and operational interruptions and delays; the loss, misappropriation, corruption or unauthorized access, acquisition, use or disclosure of data or inability to access data; litigation and potential liability under privacy, security, breach notification and consumer protection laws or other applicable laws, including HIPAA; reputational damage, federal and state governmental inquiries, civil monetary penalties, settlement agreements, corrective action plans and monitoring requirements, any of which could have an adverse effect on our business, financial condition or results of operations.

Additionally, while we have insurance coverage designed to address certain aspects of cybersecurity risks in place, such insurance coverage may be insufficient to cover all losses or all types of claims that may arise.

If we fail to comply with our obligations under license or technology agreements with third parties, we may be required to pay damages and we could lose license rights that are critical to our business.

We license certain intellectual property, including technologies and software from third parties, that is important to our business, and in the future we may enter into additional agreements that provide us with licenses to valuable intellectual property or technology. If we fail to comply with any of the obligations under our license agreements, we may be required to pay damages and the licensor may have the right to terminate the license. Termination by the licensor would cause us to lose valuable rights, and could prevent us from selling our solutions and services, or adversely impact our ability to commercialize future solutions and services. Our business would suffer if any current or future licenses terminate, if the licensors fail to abide by the terms of the license agreement, if the licensors fail to enforce licensed intellectual property against infringing third parties, if the licensed intellectual property are found to be invalid or unenforceable, or if we are unable to enter into necessary license agreements on acceptable terms or at all. Any of the foregoing could have an adverse effect on our business, financial condition or results of operations.